                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEARS ENDED DECEMBER
                                                                           31,
                                                                   --------------------
                                                                     1994       1995
                                                                   ---------  ---------      NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                         --------------------------
                                                                                             1995          1996
                                                                                         ------------  ------------
                                                                                         (UNAUDITED)   (UNAUDITED)
HISTORICAL EARNINGS PER SHARE
Net income (loss)................................................  $      26  $   1,240   $      533    $      (46)
                                                                   ---------  ---------  ------------  ------------
                                                                   ---------  ---------  ------------  ------------
Weighted average common shares outstanding.......................      6,664      6,664        6,664         6,664
Net effect of dilutive common share equivalents (stock options)
 using the treasury stock method.................................         --         --           --            --
Effect of assumed conversion of redeemable preferred stock.......         --        290           --            --
Adjustments to reflect requirements of the Securities and
 Exchange Commission (Effect of SAB 83)..........................        541        541          541           541
                                                                   ---------  ---------  ------------  ------------
Adjusted shares outstanding......................................      7,205      7,495        7,205         7,205
                                                                   ---------  ---------  ------------  ------------
                                                                   ---------  ---------  ------------  ------------
Historical net income (loss) per common share....................  $    0.00  $    0.17   $     0.07    $    (0.01)
                                                                   ---------  ---------  ------------  ------------
                                                                   ---------  ---------  ------------  ------------

                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                              --------------
                                                                                   1995
                                                                              --------------   NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              --------------------
                                                                                                      1996
                                                                                              --------------------
                                                                                                  (UNAUDITED)
PRO FORMA EARNINGS PER SHARE
Net income (loss)...........................................................    $    1,240         $      (46)
                                                                                   -------            -------
Weighted average common shares outstanding..................................         6,664              6,664
Net effect of dilutive common share equivalents (stock options) using the
 treasury stock method......................................................            --                 --
Effect of assumed conversion of preferred shares............................           290              1,603
Adjustments to reflect requirements of the Securities and Exchange
 Commission (Effect of SAB 83)..............................................           541                541
                                                                                   -------            -------
Adjusted shares outstanding.................................................         7,495              8,808
                                                                                   -------            -------
                                                                                   -------            -------
Pro Forma net income (loss) per common share................................    $     0.17         $     (.01)
                                                                                   -------            -------
                                                                                   -------            -------
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